PROSPECTUS SUPPLEMENT               This Prospectus Supplement,
DATED DECEMBER 15, 1995             filed pursuant to Rule 424(b)(3),
TO PROSPECTUS DATED                 relates to Registration Statement
SEPTEMBER 26, 1991, AS              No. 33-42664 and Prospectus
SUPPLEMENTED THROUGH                dated September 26, 1991
NOVEMBER 15, 1995




                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT


                      Pursuant to Section 13 of the

                     Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  December 15, 1995


                   Sears Credit Account Trust 1991 D
           (Exact name of registrant as specified in charter)


Illinois                33-42664-01            Not Applicable
(State of               (Commission            (IRS Employer
Organization)           File Number)         Identification No.)

c/o Sears Receivables Financing Group, Inc.
3711 Kennett Pike
Greenville, Delaware                                      19807
(Address of principal executive offices)               (Zip Code)


Registrant's Telephone Number, including area code: (302) 888-3176


Former name, former address and former fiscal year, if changed since last report: Not Applicable

Item 5.     Other Events

            On December 15, 1995, Registrant made available the Monthly Investor Certificateholders' Statement set forth as Exhibit 21.


Item 7.     Financial Statements and Exhibits

  21. Monthly Investor Certificateholders' Statement related to the distribution of December 15, 1995 and reflecting the performance of the Trust during the Due Period ended in November 1995, which will accompany the distribution on December 15, 1995.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              Sears Credit Account Trust 1991 D
                                          (Registrant)

                        By:   Sears Receivables Financing Group, Inc.
                                    (Originator of the Trust)


                        By:   /S/Jerome J. Leshne
                              Jerome J. Leshne
                              Vice President, Administration



Date: December 15, 1995
                                 EXHIBIT INDEX




Exhibit No.

      21.   Monthly Investor Certificateholders' Statement -
            (December 15, 1995).